Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT REPORTS FIRST QUARTER 2013 RESULTS

Announces Definitive Agreement to Acquire Post Modern Group

WESTLAKE VILLAGE, CA, May 9, 2013 -- Global Eagle Entertainment Inc. (Nasdaq: ENT) (“GEE” or the "Company") today reported financial results for the first quarter ended March 31, 2013, our first reporting period since completing a business combination in which we acquired Row 44, Inc. (“Row 44) and 86% of the issued and outstanding shares of Advanced Inflight Alliance AG (“AIA”). We were formerly known as Global Eagle Acquisition Corp. (“GEAC”), a special purpose acquisition company. The business combination closed on January 31, 2013.

Row 44 is the world’s leading provider of satellite-based Internet connectivity systems to the airline industry. AIA is the leading provider of content and interactive entertainment for use in in-flight entertainment systems at over 130 airlines. Together, this combination creates the only provider of both connectivity and content solutions to Wi-Fi enabled and embedded in-flight entertainment systems.

The Company also announced that it has entered into a definitive agreement to acquire Post Modern Group (PMG) for up to $23.9 million in a combination of cash and stock. PMG is a leading provider of video production, post-production and digital content delivery services spanning TV shows, feature films, commercials, home video and live news broadcasts, as well as multi-language media for use in in-flight entertainment systems. PMG is expected to generate over $35 million in revenue and in excess of $4.5 million in adjusted EBITDA* for all of 2013. An accretive and highly complementary transaction, it is also expected to lead to more than $2.3 million in annual integration cost synergies.

“Our first quarter results highlight the strength of our content business and our growing connectivity footprint,” said John LaValle, Chief Executive Officer. “As passenger travel increases worldwide, airlines are seeking to differentiate their brands by offering the most engaging in-flight services. Passengers are continuing to expand their use of mobile devices as they consume entertainment and stay fully connected while on the go. Supported by our strong balance sheet, we are uniquely positioned to capitalize on these trends given our proven technology and our leadership in delivering an array of content and services to airlines worldwide.”

“While our content and services business has been consistently profitable, we have now reached an inflection point in our Internet connectivity business, with our satellite systems now installed on over 480 planes,” commented Dave Davis, Chief Financial Officer. “Going forward, we expect both our revenue and cash flow to grow markedly as we leverage our industry-leading content and accelerate the roll-out of our live TV, VOD, Wi-Fi and other portal products, marking a shift toward multiple higher margin content-driven revenue streams. These initiatives, combined with our active industry consolidation efforts, will strengthen our ability to deliver returns from our business for the benefit of our shareholders.”

Financial Results

Our summary consolidated financial information for the three months ended March 31, 2013 reflects the fact that we accounted for the business combination as a reverse merger of Row 44 and the Company and a concurrent acquisition of shares of AIA, with Row 44 determined to be the accounting acquirer and continuing reporting entity. Accordingly, this information includes Row 44 for the period January 1, 2013 to March 31, 2013, as well as GEE (formerly GEAC) and our interest in AIA for the period February 1, 2013 (the day following the close of the business combination) to March 31, 2013. For the three months ended March 31, 2012, only the financial information of Row 44 is presented for comparative purposes, because our historical financial statements for periods prior to the business combination are deemed to be those of Row 44, the accounting acquirer.

Global Eagle Entertainment . . . Page 2

For the first quarter of 2013, revenues were $42.2 million, operating income (loss) was ($21.9) million and pre-tax income (loss) was ($26.7) million. First quarter results were heavily impacted by approximately ($19) million in one-time transaction costs and non-cash changes in the value of Global Eagle warrants.

The Company finished the first quarter with approximately $135.3 million in cash.

Pro Forma Financial Information

The table below presents pro forma financial information for the three-month periods ended March 31, 2013 and December 31, 2012 which reflects the operating results of GEE as if the business combination had been consummated as of the beginning of these periods. The pro forma results for the period ended March 31, 2013 include revenue and adjusted EBITDA* information for the period January 1, 2013 to March 31, 2013 for AIA(1) and Row 44 and January 1, 2013 to January 31, 2013 for GEAC. Pro forma results for the period ended December 31, 2012 reflect the period October 1, 2012 to December 31, 2012 for Row 44, AIA(1) and GEAC.

(In Millions)

Q1 2013 Pro Forma Adjusted EBITDA Improved by $5.4 million over Q4 2012

	PRO FORMA
	Three Months Ended March 31,	Three Months Ended December 31,
	2013	2012
Revenues:
Row 44	$14.7	$14.8
AIA(1)	40.8	40.0
Consolidated Revenues	$55.5	$54.8
Consolidated Adjusted EBITDA*	$0.0	$(5.4)

(1) Reflects 100% of AIA’s results; GEE owns approximately 94% of AIA’s outstanding shares.

Pro forma revenues were $55.5 million during the first quarter of 2013. Row 44 revenues totaled $14.7 million and consisted of equipment sales ($8.7 million) and Wi-Fi connectivity and content sales ($6.0 million). Wi-Fi revenues increased 76% during the first quarter of 2013 compared to the fourth quarter of 2012. This increase was driven by an increase in usage and the implementation of a new agreement with Southwest Airlines. AIA pro forma revenues totaled $40.8 million.

Pro forma content and services revenue grew from 71% of consolidated revenue in the first quarter of 2012 to 84% of consolidated pro forma revenue in the first quarter of 2013. The Company expects services and content sales to continue to grow as a percentage of overall revenues, leading to expanded margins.

Global Eagle Entertainment . . . Page 3

Equipment vs. Content & Services Revenue Mix

	Q1 2012	Q4 2012	Q1 2013
Equipment(2)	29%	21%	16%
Content & Services(3)	71%	79%	84%

(2) Represents sales of satellite based connectivity system at Row 44 subsidiary.

(3) Represents pro forma AIA revenue and Wi-Fi, TV, VOD and portal revenue at our Row 44 subsidiary.

Pro forma consolidated adjusted EBITDA* during the first quarter of 2013 was approximately break-even, an improvement of $5.4 million compared to ($5.4) million in the fourth quarter of 2012. This improvement was driven by increased Wi-Fi usage and higher Wi-Fi margins, higher margin equipment sales and improved performance at AIA.

Filing of Quarterly Report on Form 10-Q

As noted above, during the first quarter of 2013, the Company completed its business combination in which it acquired Row 44 and 86% of the shares of AIA, a German public company which presents its financial statements in Euros and in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union. The Company’s management has been working diligently to integrate the financial results of Row 44, AIA and GEE for the fiscal quarter ended March 31, 2013, and substantially all of that work has been completed as of this date. The Company expects to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 on or prior to May 15, 2013, which is the last day of the grace period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

Recent Highlights

Corporate

•	Entered into a definitive agreement to acquire Post Modern Group (PMG), a premiere provider of video production, post-production and digital content delivery services.

•	Integration of AIA and Row 44 proceeding in-line with strategic plan and the Company expects significant steady-state annual cost savings.

•	Completed tender offer in Germany for purchase of additional shares of AIA. The Company now holds approximately 94% of the total outstanding shares of AIA.

•	Solidified board of directors with appointment of key executives from the entertainment, technology and aerospace industries.

•	The Global Eagle Entertainment board of directors approved a warrant purchase program, authorizing the Company to repurchase in the aggregate up to $10 million of our warrants to purchase shares of our common stock. Repurchases may be made by us from time to time opportunistically when prices and availability are attractive in open-market or privately-negotiated transactions as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. Under the repurchase program, there is no time limit for warrant repurchases, nor is there a minimum number of warrants that we may repurchase. The repurchase program may be suspended or discontinued at any time without prior notice.

Global Eagle Entertainment . . . Page 4

Connectivity

•	Activated satellite-based connectivity system on 44 aircraft in the first quarter. This brings the total number of system installations to over 480 aircraft, representing the world’s largest fleet of satellite-based connected entertainment platforms operating over land and sea.

•	New long term agreement with Southwest Airlines went into effect on February 1, 2013, leading to significant improvements in Wi-Fi profitability. Southwest Airlines is ramping up promotion of Wi-Fi and TV availability.

Content

•	Expanding live TV offering to add several more channels in early summer followed by additional channels in the fall.

•	Launched Video-on-Demand (VOD) including movies and TV episodes on Southwest Airlines and Norwegian Air Shuttle during the first quarter.

•	Advertising launched on connectivity portal with Hampton Inn, HP and Microsoft purchasing advertising space.

•	Secured multi-year contract to become exclusive supplier of in-flight entertainment content to Thai Airways International, becoming the airline’s exclusive supplier of regional and international movies, TV programming and audio across its entire fleet comprised of over 80 aircraft.

•	Extended existing multi-year agreement with Japan Airlines to provide a full suite of content services including local and international movies, TV programming, Audio-and-Video-on-Demand (AVOD) and additional emerging services across the airline's entire fleet.

•	Entered into exclusive agreement with Condé Nast Mexico & Latin America to deliver in-flight digital versions of the most popular magazines in Latin America including Glamour, Vogue and GQ.

•	Extended existing multi-year game licensing agreement with Disney to continue to provide a portfolio of popular Disney titles from GEE’s product catalog and some of the most popular games in the in-flight entertainment market.

•	Signed an agreement with casual gaming brand Big Fish Games to license some of the world’s most popular mobile games for in-flight Android-based tablets. Big Fish has an online catalog of more than 3,000 PC and Mac games and more than 300 unique mobile games.

Global Eagle Entertainment . . . Page 5

Conference Call

Global Eagle Entertainment will hold a conference call to discuss its first quarter 2013 results on Thursday, May 9, 2013 at 10:00 a.m. EDT (7:00 a.m. PDT). To access the teleconference, please dial 412-317-6789 ten minutes prior to the scheduled start time. The teleconference will also be available via live webcast on the investor relations portion of the Company's Web site located at www.globaleagleent.com.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, May 23, 2013. The replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (Int'l), passcode 10028137. The webcast will also be archived on the Company's Web site for 30 days.

About Global Eagle Entertainment

Global Eagle Entertainment Inc. is the leading full service platform offering both content and connectivity for the worldwide airline industry. Through its combined content, distribution and technology platforms, Global Eagle provides airlines and the millions of travelers they serve with the industry's most complete offering of in-flight video content, e-commerce and information services. Through its Row 44 subsidiary, Global Eagle utilizes Ku-band satellite technology to provide airline passengers with Internet access, live television, shopping and travel-related information. Currently installed on more than 480 aircraft, Row 44 has the largest fleet of connected entertainment platforms operating over land and sea globally. In addition, through its AIA division, Global Eagle provides film and television content, games and applications to more than 130 airlines worldwide. Global Eagle is headquartered in Westlake Village, California and maintains offices and support personnel around the world. Find out more at www.globaleagleent.com.

Global Eagle Entertainment . . . Page 6

* Non-GAAP Financial Information

We define adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization plus transaction related fees associated with the business combination, the impact of non-cash changes in the value of derivative instruments, expenses related to stock options and other non-recurring costs. Adjusted EBITDA is a non-GAAP financial measure commonly used by financial analysts, investors, rating agencies and other interested parties in evaluating companies. Accordingly, management believes that adjusted EBITDA may be useful in assessing our operating performance. In addition, adjusted EBITDA is used by management to measure and analyze our operating performance and, along with other data, as our internal measure for setting annual operating budgets, assessing financial performance of business segments and as performance criteria for incentive compensation. Additionally, because of management’s focus on generating shareholder value, of which profitability is a primary driver, management believes adjusted EBITDA, as defined above, provides an important measure of our results of operations. However, adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, operating income, cash flow, EPS or other income or cash flow data prepared in accordance with GAAP.

For a reconciliation of adjusted EBITDA to net income, its most directly comparable GAAP measure, please see the information provided at the end of this press release.

With respect to 2013 projected adjusted EBITDA of PMG, we define adjusted EBITDA as net earnings before interest expense, income taxes, depreciation and amortization, plus costs incurred at the company that will no longer be incurred after the transaction has closed. A quantitative reconciliation is not available without unreasonable efforts.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this earnings release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this earnings release, and involve substantial risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

Global Eagle Entertainment . . . Page 7

Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: our ability to integrate the Row 44 and AIA businesses, the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome of any legal proceedings pending or that may be instituted against us, Row 44 or AIA; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the satellite connectivity space, including Ka-band system development and deployment; our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand; our ability to obtain and maintain international authorizations to operate our service over the airspace of foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively identify and license television and media content that passengers will purchase; general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable; our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future airline partners or successfully partner with satellite service providers, including Hughes Network Systems; our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international plan of expansion; fluctuation in our operating results; the demand for in-flight broadband internet access services and market acceptance for our products and services; and other risks and uncertainties set forth in this earnings release and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

Contacts:

For Investors

Dave Davis

Chief Financial Officer

Global Eagle Entertainment

(818) 706-3111

ddavis@globaleagleent.com

-or-

Chris Plunkett or Brad Edwards

Brainerd Communicators, Inc.

(212) 986-6667

plunkett@braincomm.com

edwards@braincomm.com

For Press

Nancy Zakhary or Kathleen Hopkins

Brainerd Communicators, Inc.

(212) 986-6667

nancy@braincomm.com

khopkins@braincomm.com

Global Eagle Entertainment . . . Page 8

GLOBAL EAGLE ENTERTAINMENT INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(Millions)	Three Months Ended
	March 31,
	2013	2012
Revenue	$42.2	$19.7
Cost of goods and services	35.2	18.6
Gross profit (loss)	7.0	1.1
Operating expenses:
Salaries and wages, SG&A	5.6	1.9
Selling, general and administrative	19.8	2.3
Other operating expense	3.5	0.6
Total operating expenses	28.9	4.9
Income (loss) from operations	(21.9)	(3.7)
Other income (expense):
Interest income (expense)	(0.2)	(3.3)
Change in value of derivative financial instruments	(4.4)	-
Other income (expense)	(0.2)	-

Income (loss) before income taxes	$(26.7)	$(7.0)

Global Eagle Entertainment . . . Page 9

Pro forma Revenue Reconciliation of GAAP to non-GAAP measures

	Q1 ’13 Revenue	January '13 Revenue	Pro forma Revenue
Row 44	$14.7	Included in Q1 ’13 revenues	$14.7
AIA	$27.5	$13.3	$40.8
Total Revenue	$42.2	$13.3	$55.5

Pro forma EBITDA Reconciliation of GAAP to non-GAAP measures - Q1 2013

Q1 2013
($ Millions)
Pretax Income / (Loss) As Reported	(26.7)
January AIA Pretax Income / (Loss)	1.3
January GEAC Pretax Income / (Loss)	(22.1)
Q1 '13 Proforma pretax Income / (Loss)	(47.5)

Reconciliation to EBITDA
Add Back Interest Expense / (Income) as Reported	0.2
Add Back Depreciation & Amortization As Reported	4.6
Add Back January AIA & GEAC Interest Expense / (Income)	0.1
Add Back January AIA & GEAC Depreciation & Amortization Expense	0.6
Q1 '13 Proforma EBITDA	(42.0)

Add Back Adjustments
Merger Related Transactional and Professional Fees	22.5
Change in Derivative Instruments	16.1
Stock options, tax withholding and acceleration related expenses	1.6
FX loss on Intercompany Loan	1.4
Other Transaction items	0.4
Total Adjustments	42.0

Q1 '13 Adjusted EBITDA	$0.0

Global Eagle Entertainment . . . Page 10

Pro forma EBITDA Reconciliation of GAAP to non-GAAP measures – Q4 2012

Q4 2012
($ Millions)

Pretax Net Income / (Loss) As Reported	(16.6)
Add Back Row 44 Q4 2012 Pretax Income	(14.3)
Add Back AIA Q4 2012 Pretax Income	2.1
Q4 '12 Proforma Pretax Income / (Loss)	(28.8)

Reconciliation to EBITDA
Add Back Row 44 Depreciation	0.4
Add Back AIA Interest Expense / (Income)	0.2
Add Back AIA Depreciation & Amortization	1.3
Q4 '12 Proforma EBITDA	(26.9)

Add Back Adjustments
Change in Derivative Instruments	15.0
Merger Related Items	5.5
Stock Options Related Expense	0.9
Other (Non-Cash)	0.2
Total Adjustments	21.6

Q4 '12 Adjusted EBITDA	$(5.3)